Exhibit 21
JPMorgan Chase & Co.

List of subsidiaries
While there are a number of subsidiaries that are required to be reported for various purposes to bank regulators, the following is a list of JPMorgan Chase & Co.’s significant legal entity subsidiaries as of December 31, 2014, as defined by SEC rules. The list includes the parent company of significant subsidiaries even if the parent company did not meet the definition of a significant subsidiary. Excluded from the list are subsidiaries that, if considered in the aggregate, would not constitute a significant subsidiary under SEC rules as of December 31, 2014.
Also included in the list are certain subsidiaries that have been designated as material legal entities for resolution planning purposes under the Dodd-Frank Act that did not meet the definition of a significant subsidiary under SEC rules.

December 31, 2014 Name	Organized Under The Laws Of
JPMorgan Chase Bank, National Association	United States
Chase Paymentech Holdings, Inc.	United States
Chase Paymentech Solutions, LLC	United States
Paymentech, LLC	United States
JPMN Inc	United States
Chase Mortgage Holdings, Inc	United States
J.P. Morgan Treasury Technologies Corporation	United States
J.P. Morgan International Inc	United States
Bank One International Holding Corporation	United States
J.P.Morgan International Finance Limited	United States
J.P. Morgan Overseas Capital Corporation	United States
J.P. Morgan Whitefriars Inc.	United States
JPMorgan Holdings (Japan) LLC	United States
JPMorgan Securities Japan Co., Ltd.	Japan
J.P. Morgan AG	Germany
Dearborn Merchant Services, Inc.	Canada
Chase Paymentech Solutions	Canada
Paymentech Salem Services, LLC	United States
Chase Paymentech Europe Limited	Ireland
J.P. Morgan Capital Holdings Limited	United Kingdom
J.P.Morgan Chase (UK) Holdings Limited	United Kingdom
J.P. Morgan Limited	United Kingdom
J.P.Morgan Chase International Holdings	United Kingdom
J.P. Morgan Securities PLC	United Kingdom
J.P.Morgan Europe Limited	United Kingdom
J.P. Morgan International Bank Limited	United Kingdom
J.P. Morgan Broker-Dealer Holdings Inc.	United States
J.P.Morgan Securities LLC	United States
J.P. Morgan Clearing Corp.	United States
J.P.Morgan Equity Holdings, Inc	United States
CMC Holding Delaware, Inc	United States
Chase Bank USA, National Association	United States
Chase BankCard Services, Inc.	United States
Chase Issuance Trust	United States
Banc One Capital Holdings LLC	United States
BOCP Holdings Corporation	United States
J.P.Morgan Services Asia Holdings Inc	United States
J.P.Morgan Services Asia Holdings Limited	Mauritius
J.P.Morgan Services India Private Limited	India
JPMorgan Asset Management Holdings, Inc	United States
J.P.Morgan Investment Management, Inc	United States
JPMorgan Asset Management International Limited	United Kingdom
JPMorgan Asset Management Holdings (UK) Limited	United Kingdom
JPMorgan Asset Management (UK) Limited	United Kingdom
JPMorgan Asset Management Holdings (Luxembourg) S.à.r.l.	Luxembourg
JPMorgan Asset Management (Europe) S.à.r.l.	Luxembourg
JPMorgan Distribution Services, Inc.	United States
JPMorgan Funds Management, Inc.	United States
J.P. Morgan Ventures Energy Corporation	United States

333